EXHIBIT 32.01

SECTION 1350 CERTIFICATION
OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER

I, Julie M. DeMatteo, Manager and Director, and I, James A. Gabriele, Chief Financial Officer, of R.J. O’Brien Fund Management, LLC (“RJOFM”), the Managing Owner of RJO Global Trust (the “Trust”), certify that, to my knowledge (i) the attached Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the attached Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Trust.

/s/ Julie M. DeMatteo	/s/ James A. Gabriele
Julie M. DeMatteo	James A. Gabriele
Manager and Director	Chief Financial Officer
R. J. O’Brien Fund Management, LLC, Managing Owner	R. J. O'Brien Fund Management, LLC, Managing Owner
November 13, 2015	November 13, 2015